PREMIUM BILL

Insured:	FIDELITY FIXED INCOME AND ASSET ALLOCATION FUNDS	Date: March 10, 2011

Producer:	WILLIS OF MASSACHUSETTS, INC.
Company:	FEDERAL INSURANCE COMPANY

THIS BILLING IS TO BE ATTACHED TO AND FORM PART OF THE BOND REFERENCED BELOW.

NOTE: PLEASE RETURN THIS BILL WITH REMITTANCE AND NOTE HEREON ANY CHANGES. BILL

WILL BE RECEIPTED AND RETURNED TO YOU PROMPTLY UPON REQUEST.

PLEASE REMIT TO PRODUCER INDICATED ABOVE. PLEASE REFER TO:
EFFECTIVE DATE	BOND NUMBER	COVERAGE		PREMIUM
July 1, 2010	81906762	Excess Bond Form E		$15,000.00
To
July 1, 2011

0% Commission
			TOTAL	$15,000.00

	Chubb Group of Insurance Companies			DECLARATIONS
FINANCIAL INSTITUTION
	15 Mountain View Road, Warren, New Jersey 07059			EXCESS BOND FORM E

NAME OF ASSURED:				Bond Number: 81906762
FIDELITY FIXED INCOME AND ASSET ALLOCATION FUNDS				FEDERAL INSURANCE COMPANY
Incorporated under the laws of Indiana,
82 DEVONSHIRE STREET, MAILSTOP F3D				a stock insurance company, herein called the COMPANY
BOSTON, MA 02109
Capital Center, 251 North Illinois, Suite 1100
Indianapolis, IN 46204-1927

ITEM 1.	BOND PERIOD:	from	12:01 a.m. on July 1, 2010
		to	12:01 a.m. on July 1, 2011
ITEM 2.	AGGREGATE LIMIT OF LIABILITY: $5,000,000 part of $50,000,000
ITEM 3.	SINGLE LOSS LIMIT OF LIABILITY:		$5,000,000 part of $50,000,000
ITEM 4.	DEDUCTIBLE AMOUNT: $ As per the primary carrier
ITEM 5.	PRIMARY BOND:
	Insurer:	National Union Fire Insurance Company of Pittsburgh, Pa
	Bond No.:	01-986-29-38
	Limit	$15,000,000 Single Loss / $15,000,000 Aggregate
	Deductible:	$400,000 Single Loss / $400,000 Aggregate
	Bond Period:	July 1, 2010 – July 1, 2011

ITEM 6.	COVERAGE EXCEPTIONS TO PRIMARY BOND:
NOTWITHSTANDING ANY COVERAGE PROVIDED BY THE PRIMARY BOND, THIS EXCESS BOND
DOES NOT DIRECTLY OR INDIRECTLY COVER: None
ITEM 7.	TOTAL OF LIMITS OF LIABILITY OF OTHER UNDERLYING BONDS, EXCESS OF PRIMARY BOND:
$85,000,000
ITEM 8.	THE LIABILITY OF THE COMPANY IS ALSO SUBJECT TO THE TERMS OF THE FOLLOWING
ENDORSEMENTS EXECUTED SIMULTANEOUSLY HEREWITH:

1 - 2

IN WITNESS WHEREOF, THE COMPANY issuing this Bond has caused this Bond to be signed by its authorized officers, but it shall not be valid unless also signed by a duly authorized representative of the Company.

Secretary

March 10, 2011
Date

Excess Bond (7-92)
Form 17-02-0842 (Ed. 7-92)	Page 1 of 1

The COMPANY, in consideration of the required premium, and in reliance on the statements and information furnished to the COMPANY by the ASSURED, and subject to the DECLARATIONS made a part of this bond and to all other terms and conditions of this bond, agrees to pay the ASSURED for:

Insuring Clause Loss which would have been paid under the Primary Bond but for the fact the loss exceeds the Deductible Amount.

Coverage under this bond shall follow the terms and conditions of the Primary Bond, except with respect to:

a.	The coverage exceptions in ITEM 6. of the DECLARATIONS; and
b.	The limits of liability as stated in ITEM 2. and ITEM 3. of the DECLARATIONS.

With respect to the exceptions stated above, the provisions of this bond shall apply.

General Agreements

Change Or Modification	A.	If after the inception date of this bond the Primary Bond is changed or modified,
Of Primary Bond		written notice of any such change or modification shall be given to the COMPANY as soon as practicable, not to exceed thirty (30) days after such change or modification, together with such information as the COMPANY may request. There shall be no coverage under this bond for any loss related to such change or modification until such time as the COMPANY is advised of and specifically agrees by written endorsement to provide coverage for such change or modification.

Representations Made	B.	The ASSURED represents that all information it has furnished to the COMPANY
By Assured		for this bond or otherwise is complete, true and correct. Such information constitutes part of this bond.

The ASSURED must promptly notify the COMPANY of any change in any fact or circumstance which materially affects the risk assumed by the COMPANY under this bond.

Any misrepresentation, omission, concealment or incorrect statement of a material fact by the ASSURED to the COMPANY shall be grounds for recision of this bond.

Notice To Company Of	C.	The ASSURED shall notify the COMPANY at the earliest practical moment, not to
Legal Proceedings Against		exceed thirty (30) days after the ASSURED receives notice, of any legal
Assured - Election To		proceeding brought to determine the ASSURED’S liability for any loss, claim or
Defend		damage which, if established, would constitute a collectible loss under this bond or any of the Underlying Bonds. Concurrent with such notice, and as requested thereafter, the ASSURED shall furnish copies of all pleadings and pertinent papers to the COMPANY.

Excess Bond (7-92) R
Form 17-02-0842 (Ed. 7-92) R	Page 1 of 5

General Agreements

Notice To Company Of			If the COMPANY elects to defend all or part of any legal proceeding, the court
Legal Proceedings Against			costs and attorneys’ fees incurred by the COMPANY and any settlement or
Assured - Election To			judgment on that part defended by the COMPANY shall be a loss under this bond.
Defend			The COMPANY’S liability for court costs and attorneys’ fees incurred in defending
(continued)			all or part of such legal proceeding is limited to the proportion of such court costs and attorneys’ fees incurred that the amount recoverable under this bond bears to the amount demanded in such legal proceeding.
If the COMPANY declines to defend the ASSURED, no settlement without the prior written consent of the COMPANY or judgment against the ASSURED shall determine the existence, extent or amount of coverage under this bond, and the
COMPANY shall not be liable for any costs, fees and expenses incurred by the
ASSURED.

Conditions And
Limitations

Definitions	1	.	As used in this bond:
			a.	Deductible Amount means the amount stated in ITEM 4. of the
DECLARATIONS. In no event shall this Deductible Amount be reduced for any reason, including but not limited to, the non-existence, invalidity, insufficiency or uncollectibility of any of the Underlying Bonds, including the insolvency or dissolution of any Insurer providing coverage under any of the
Underlying Bonds.

			b.	Primary Bond means the bond scheduled in ITEM 5. of the
DECLARATIONS or any bond that may replace or substitute for such bond.

			c.	Single Loss means all covered loss, including court costs and attorneys’
fees incurred by the COMPANY under General Agreement C., resulting from:
(1) any one act of burglary, robbery or attempt either, in which no employee of the ASSURED is implicated, or
(2) any one act or series of related acts on the part of any person resulting in damage to or destruction or misplacement of property, or
(3) all acts other than those specified in c.(1) and c.(2), caused by any person or in which such person is implicated, or
(4) any one event not specified above, in c.(1), c.(2) or c.(3).

			d.	Underlying Bonds means the Primary Bond and all other insurance coverage referred to in ITEM 7. of the DECLARATIONS.

Excess Bond (7-92)
Form 17-02-0842 (Ed. 7-92)	Page 2 of 5

Conditions And Limitations

(continued)

Limit Of Liability

Aggregate Limit Of Liability

Single Loss Limit Of Liability

2.	The COMPANY’S total cumulative liability for all Single Losses of all ASSUREDS
	discovered	during the BOND PERIOD shall not exceed the AGGREGATE LIMIT
	OF	LIABILITY as stated in ITEM 2. of the DECLARATIONS. Each payment made
	under	the terms of this bond shall reduce the unpaid portion of the AGGREGATE
	LIMIT	OF LIABILITY until it is exhausted.
	On	exhausting the AGGREGATE LIMIT OF LIABILITY by such payments:
	a.	the COMPANY shall have no further liability for loss or losses regardless of when discovered and whether or not previously reported to the COMPANY, and
	b.	the COMPANY shall have no obligation under General Agreement C. to continue the defense of the ASSURED, and on notice by the COMPANY to the ASSURED that the AGGREGATE LIMIT OF LIABILITY has been exhausted, the ASSURED shall assume all responsibility for its defense at its own cost.

The unpaid portion of the AGGREGATE LIMIT OF LIABILITY shall not be increased or reinstated by any recovery made and applied in accordance with Section 4. In the event that a loss of property is settled by indemnity in lieu of payment, then such loss shall not reduce the unpaid portion of the AGGREGATE LIMIT OF LIABILITY.

The COMPANY’S liability for each Single Loss shall not exceed the SINGLE LOSS LIMIT OF LIABILITY as stated in ITEM 3. of the DECLARATIONS or the unpaid portion of the AGGREGATE LIMIT OF LIABILITY, whichever is less.

Discovery	3	.	This bond applies only to loss first discovered by the ASSURED during the BOND
			PERIOD. Discovery occurs at the earlier of the ASSURED being aware of:
			a.	facts which may subsequently result in a loss of a type covered by this bond,
				or
			b.	an actual or potential claim in which it is alleged that the ASSURED is liable
				to a third party,
			regardless of when the act or acts causing or contributing to such loss occurred,
			even though the amount of loss does not exceed the applicable Deductible
			Amount, or the exact amount or details of loss may not then be known.

Subrogation-Assignment-	4	.	In the event of a payment under this bond, the COMPANY shall be subrogated to
Recovery			all of the ASSURED’S rights of recovery against any person or entity to the extent
			of such payments. On request, the ASSURED shall deliver to the COMPANY an
			assignment of the ASSURED’S rights, title and interest and causes of action
			against any person or entity to the extent of such payment.

Excess Bond (7-92)
Form 17-02-0842 (Ed. 70-2)	Page 3 of 5

Conditions And
Limitations

Subrogation-Assignment-			Recoveries, whether effected by the COMPANY or by the ASSURED, shall be
Recovery			applied net of the expense of such recovery, first, to the satisfaction of the
(continued)			ASSURED’S loss which would otherwise have been paid but for the fact that it is in excess of the AGGREGATE LIMIT OF LIABILITY, second, to the COMPANY in satisfaction of amounts paid in settlement of the ASSURED’S claim and third, to the ASSURED in satisfaction of the DEDUCTIBLE AMOUNT. Recovery from reinsurance and/or indemnity of the COMPANY shall not be deemed a recovery under this Section.

Cooperation Of Assured	5	.	At the COMPANY’S request and at reasonable times and places designated by the COMPANY the ASSURED shall:
			a.	submit to examination by the COMPANY and subscribe to the same under oath, and
			b.	produce for the COMPANY’S examination all pertinent records, and
			c.	cooperate with the COMPANY in all matters pertaining to the loss.
The ASSURED shall execute all papers and render assistance to secure to the
COMPANY the rights and causes of action provided for under this bond. The
ASSURED shall do nothing after loss to prejudice such rights or causes of action.

Termination	6	.	This bond terminates as an entirety on the earliest occurrence of any of the following:
			a.	sixty (60) days after the receipt by the ASSURED of a written notice from the
COMPANY of its decision to terminate this bond, or
			b.	immediately on the receipt by the COMPANY of a written notice from the
ASSURED of its decision to terminate this bond, or
			c.	immediately on the appointment of a trustee, receiver or liquidator to act on behalf of the ASSURED, or the taking over of the ASSURED by State or
Federal officials, or
			d.	immediately on the dissolution of the ASSURED, or
			e.	immediately on exhausting the AGGREGATE LIMIT OF LIABILITY, or
			f.	immediately on expiration of the BOND PERIOD, or
			g.	immediately on cancellation, termination or recision of the Primary Bond.

Conformity	7	.	If any limitation within this bond is prohibited by any law controlling this bond’s construction, such limitation shall be deemed to be amended so as to equal the minimum period of limitation provided by such law.

Excess Bond (7-92)
Form 17-02-0842 (Ed. 7-92)	Page 4 of 5

Conditions And
Limitations
(continued)

Change Or Modification	8	.	This bond or any instrument amending or affecting this bond may not be changed
Of This Bond			or modified orally. No change in or modification of this bond shall be effective
			except when made by written endorsement to this bond signed by an Authorized
			Representative of the COMPANY.

Excess Bond (7-92)
Form 17-02-0842 (Ed. 70-2)	Page 5 of 5

		ENDORSEMENT/RIDER
Effective date of
this endorsement/rider: July 1, 2010	FEDERAL INSURANCE COMPANY
	Endorsement/Rider No.	1
	To be attached to and
	form a part of Bond No.	81906762
Issued to: FIDELITY FIXED INCOME AND ASSET ALLOCATION FUNDS

COMPLIANCE WITH APPLICABLE TRADE SANCTION LAWS

It is agreed that this insurance does not apply to the extent that trade or economic sanctions or other similar laws or regulations prohibit the coverage provided by this insurance.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Bond shall remain unchanged.

Authorized Representative

14-02-9228 (02/2010)

	FEDERAL INSURANCE COMPANY
	Endorsement No.: 2
	Bond Number:	81906762
NAME OF ASSURED:	FIDELITY FIXED INCOME AND ASSET ALLOCATION FUNDS

SHARED AGGREGATE LIMITS ENDORSEMENT

It is agreed that in addition to this Bond, the COMPANY has issued to the ASSURED all Policies and Bonds listed below. It is expressly acknowledged by the ASSURED that the premium for this Bond and all Policies and Bonds listed below has been negotiated with the understanding that this Bond and all Policies and Bonds listed below combine and share a single aggregate limit of liability. Therefore, in consideration of the premium charged:

1.	The COMPANY and the ASSURED agreed that the COMPANY’s maximum aggregate limit of liability for all Loss under this Bond, and for all payments of Loss under all Policies and Bonds listed below, in the aggregate, shall not exceed $5,000,000.
2.	It is agreed that the COMPANY shall have no obligation under this Bond to make any payment of Loss to the extent that the amount of such Loss, when added to the amount of any Loss paid under this Bond and any Loss paid under any Policies and Bonds listed below, would exceed $5,000,000. Any payment of Loss under any Policies and Bonds listed below shall reduce the Limits of Liability available under this Bond for the payment of any Loss during the BOND PERIOD.
3.	If the COMPANY shall have paid Loss under this Bond and Loss under any Policies and Bonds listed below in an aggregate amount equaling $5,000,000, any and all obligations of the COMPANY under this Bond and the Policies and Bonds listed below shall be completely fulfilled and extinguished, and the COMPANY shall have no further obligations of any kind or nature under this Bond and the Policies and Bonds listed below.
4.	If a Loss is covered by this Bond and one or more of the Policies and Bonds listed below, and if more than one deductible amount applies to such Loss, the largest applicable deductible amount shall be the deductible amount applicable to such Loss.

Policy/Bond Type	Policy/Bond Number
Excess Policy	8212-0106

Excess Bond
Form 17-02-5154 (Ed. 2-04)	Page 1

For the purposes of this Endorsement, Loss shall include Single Loss as defined in this Bond and any Bond or Policy listed above and Loss as defined in any Policy listed above.

THIS ENDORSEMENT DOES NOT INCREASE THE LIMITS OF LIABILITY, AS SET FORTH IN THE

DECLARATIONS.

Name and Address of Assured:

FIDELITY FIXED INCOME AND ASSET ALLOCATION FUNDS

82 DEVONSHIRE STREET, MAILSTOP F3D
BOSTON, MA 02109

Signature of Assured’s Representative

Position/Title

Date

This Endorsement applies to loss discovered after 12:01 a.m. on July 1, 2010.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: March 10, 2011

Excess Bond
Form 17-02-5154 (Ed. 2-04)	Page 2

IMPORTANT NOTICE TO POLICYHOLDERS

     All of the members of the Chubb Group of Insurance companies doing business in the United States (hereinafter “Chubb”) distribute their products through licensed insurance brokers and agents (“producers”). Detailed information regarding the types of compensation paid by Chubb to producers on US insurance transactions is available under the Producer Compensation link located at the bottom of the page at www.chubb.com, or by calling 1-866-588-9478. Additional information may be available from your producer.

Thank you for choosing Chubb.

10-02-1295 (ed. 6/2007)

     POLICYHOLDER DISCLOSURE NOTICE OF

TERRORISM INSURANCE COVERAGE

(for policies with no terrorism exclusion or sublimit)

You are hereby notified that, under the Terrorism Risk Insurance Act (the “Act”), effective December 26, 2007, this policy makes available to you insurance for losses arising out of certain acts of terrorism. Terrorism is defined as any act certified by the Secretary of the Treasury, in concurrence with the Secretary of State and the Attorney General of the United States, to be an act of terrorism; to be a violent act or an act that is dangerous to human life, property or infrastructure; to have resulted in damage within the United States, or outside the United States in the case of an air carrier or vessel or the premises of a United States Mission; and to have been committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

You should know that the insurance provided by your policy for losses caused by acts of terrorism is partially reimbursed by the United States under the formula set forth in the Act. Under this formula, the United States pays 85% of covered terrorism losses that exceed the statutorily established deductible to be paid by the insurance company providing the coverage.

However, if aggregate insured losses attributable to terrorist acts certified under the Act exceed $100 billion in a Program Year (January 1 through December 31), the Treasury shall not make any payment for any portion of the amount of such losses that exceeds $100 billion.

10-02-1281 (Ed. 1/2003)

If aggregate insured losses attributable to terrorist acts certified under the Act exceed $100 billion in a Program Year (January 1 through December 31) and we have met our insurer deductible under the Act, we shall not be liable for the payment of any portion of the amount of such losses that exceeds $100 billion, and in such case insured losses up to that amount are subject to pro rata allocation in accordance with procedures established by the Secretary of the Treasury.

The portion of your policy’s annual premium that is attributable to insurance for such acts of terrorism is: $ -0-.

If you have any questions about this notice, please contact your agent or broker.

10-02-1281 (Ed. 1/2003)

FIDELITY FIXED INCOME AND ASSET ALLOCATION FUNDS 82 DEVONSHIRE STREET, MAILSTOP F3D

BOSTON, MA 02109

Re: Financial Strength

Insuring Company: FEDERAL INSURANCE COMPANY

Dear FIDELITY FIXED INCOME AND ASSET ALLOCATION FUNDS

Chubb continues to deliver strong financial performance. Our financial strength, as reflected in our published reports and our ratings, should give you peace of mind that Chubb will be there for you when you need us most.

Chubb’s financial results during 2010 stand out in the industry.
Chubb’s balance sheet is backed with investments that we believe emphasize quality, safety, and liquidity, with total invested assets of $43 billion as of September 30, 2010.
With 128 years in the business, Chubb is here for the long term, which is why we vigorously guard our financial strength and take what we believe is a prudent approach to assuming risk—on both the asset and
liability	sides of our balance sheet.
Chubb is one of the most highly rated property and casualty companies in the industry, which is a reflection of our overall quality, strong financial condition, and strong capital position.
o	Chubb’s financial strength rating is “A++” from A.M. Best Company, “AA” from Fitch, “Aa2” from Moody’s, and “AA” from Standard & Poor’s – the leading independent evaluators of the insurance industry.
o	A.M. Best, Fitch, and Moody’s recently affirmed all of Chubb’s ratings with a “stable” outlook. (For reference, A.M. Best reaffirmed us on 3/17/10, Fitch on 2/13/09, and Moody’s on 2/4/09.)
o	Forbes named Chubb one of the “100 Most Trustworthy Companies” in 2010, based on Chubb’s “transparent and conservative accounting practices and prudent management.”
o	For more than 50 years, Chubb has remained part of an elite group of insurers that have maintained A.M. Best’s highest ratings.
Fitch ranked Chubb #1 for five- and 10-year financial performance in a 6/10/10 report.
On the 2010 Fortune 500 list, Chubb ranks #176 in revenue, #85 in assets, #80 in 1999-2009 annual growth rate, #64 in profits, and #39 in profit as a percentage of revenue.
Chubb was named to Standard & Poor’s list of S&P 500 Dividend Aristocrats, one of 52 companies in the S&P 500 index that have increased dividends every year for at least 25 consecutive years.
Chubb’s investment portfolio has held up extremely well. Chubb takes what we believe is a conservative approach to selecting and managing our assets. Furthermore, Chubb does not have any direct exposure to the subprime mortgage-backed securities market, and we stopped doing new credit derivative business in 2003 and put existing business in runoff.

Rarely has Chubb’s business philosophy—to underwrite conservatively and invest judiciously—been more important than it is today. By adhering to this philosophy, we have the capacity and flexibility to respond to opportunities, especially when you engage us in fully understanding your business risks.

We want you to know that Chubb is well-positioned to continue serving your needs with our underwriting expertise; broad underwriting appetite across all property, casualty, and specialty lines; and claim services. If you have any questions, feel free to call your agent or broker or your local Chubb underwriter. As always, we appreciate the trust you place in us as your insurance partner.

99-10-0100 (11/2010)